Writer's Direct Line
                                                                (403) 294-4994


June 25,1998



Neutrino Resources Inc.
#1400, 300 - 5th Avenue SW
Calgary, Alberta
T2P 3C4



ATTENTION:  MR. DAVID BECKWERMERT
            VICE PRESIDENT OPERATIONS AND CFO


Dear Sir:

RE:   CREDIT FACILITIES - NATIONAL BANK OF CANADA/ NEUTRINO RESOURCES INC.

We are pleased to advise that National Bank of Canada has approved the following revised Credit Facilities for Neutrino Resources Inc., subject to the terms and conditions set out herein. This Offering Letter contains all of the terms and conditions pertaining to the availability of Credit Facilities from National Bank of Canada and as a result it amends, incorporates, and restates the terms and conditions of all existing and new commitments.

BORROWER:            NEUTRINO RESOURCES INC. (the "Borrower").

LENDER:              NATIONAL BANK OF CANADA (the "Bank").

CREDIT FACILITY A :  REVOLVING  OPERATING  DEMAND LOAN (the  "Credit  Facility
                     A").

MAXIMUM AMOUNT:      $40,000,000.   Sublimit  of  $5,000,000  for  Letters  of
                     Credit and/or Letters of Guarantee ("L/C/Gs").

PURPOSE:             General    corporate     purposes    including    capital
                     expenditures and acquisition of Spruce Hills Production Company (ASpruce Hills@).

AVAILABILITY:        Canadian dollars.  Revolving in multiples of $100,000.
                     Banker=s Acceptances (ABAs@) in Canadian dollars.
                     L/C/Gs (maximum term one year).

REPAYMENT:           Interest only but always subject to Availability  and the
                     Bank=s right of demand.

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 2

INTEREST RATE:       At the option of the Borrower:

                     (1)   CANADIAN DOLLAR ADVANCES
                        The Borrower shall pay interest calculated daily and payable monthly, not in advance, on the principal amount of the Credit Facility A and on overdue interest, if any, outstanding from time to time, at a rate per annum equal to the Prime Rate as designated from time to time by the Bank (Prime % p.a.). Interest at the aforesaid rate shall be due and payable on the 26th day of each and every month until all amounts owing to the Bank are paid in full. Interest shall be paid via automatic debit to the Borrower's account at the Calgary Branch of the Bank.

                        As of this date, the Bank's Prime Rate is 62% per annum.

                     (2)   CANADIAN DOLLAR BAS
                        Subject to market availability, in multiples of $100,000 and minimum draw of $500,000, BAs at a stamping fee of one percent per annum (1% p.a.). BAs shall have a minimum term of 30 days and maximum term of 180 days, and shall not include any days of grace. The BAs shall remain in effect until the maturity of the term selected. If the Bank does not receive instructions from the Borrower concerning renewal of the BAs, then Canadian Dollar Advances shall be automatically utilized until written instructions are received from the Borrower.
DRAWDOWN,
NOTIFICATION,
AND CONVERSION:      CANADIAN DOLLAR ADVANCES
                     As required.

                     CANADIAN DOLLAR BAS
                     The Borrower shall provide two business days written notice to the Bank for BAs advances, notice to be received no later than 9:00 a.m. Mountain Time. The Borrower shall also provide two business days written notice for conversion of BAs advances at maturity to Canadian Dollar Advances.

STANDBY FEE:         One-eighth  percent  per annum  (c% p.a.) on the  undrawn
                     portion of the Credit Facility A, payable monthly.

L/C/GS FEE: One and one-half percent per annum (12% p.a.) of the issue amount, payable at issue. The fee is to be based on the number of days the L/C/G is to be outstanding with any portion of 31 days to be considered a complete month.

EVIDENCE OF DEBT:    Revolving  Demand Credit  Agreement and/or the records of
                     the Bank.

CREDIT FACILITY B:   NON-REVOLVING   ACQUISITION   DEMAND  LOAN  (the  "Credit
                     Facility B").

MAXIMUM AMOUNT:      $5,000,000.

PURPOSE:             To  assist  in   financing   acquisitions   of  producing
                     petroleum properties.

AVAILABILITY:        Canadian  dollars.  Amount  subject to prior  engineering
                     review by the Bank utilizing the Bank's normal lending parameters accorded to the proved producing petroleum reserves being acquired.

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 3

REPAYMENT:           Subject to the Bank's right of demand, monthly principal
                     repayments over the half-life of the proved producing reserves, as determined by the Bank. Repayment to commence the month following drawdown.

INTEREST RATE:       The  Borrower  shall pay  interest  calculated  daily and
                     payable monthly, not in advance, on the principal amount of the Credit Facility B and on overdue interest, if any, outstanding from time to time, at a rate per annum equal to the Prime Rate as designated from time to time by the Bank plus one-quarter percent (Prime + 3% p.a.). Interest at the aforesaid rate shall be due and payable on the 26th day of each and every month until all amounts owing to the Bank are paid in full. Interest shall be paid via automatic debit to the Borrower's account at the Calgary Branch of the Bank.

                     As of this date, the Bank's Prime Rate is 62% per annum.

DRAWDOWN FEE:        One-quarter percent (3%) on the amount drawn,  payable at
                     drawdown.

STANDBY FEE:         One-eighth  percent  per annum  (c% p.a.) on the  undrawn
                     portion of the Credit Facility B, payable monthly.

EVIDENCE OF DEBT:    Variable Rate Demand  Promissory  Note and/or the records
                     of the Bank.

CREDIT FACILITY C:   TREASURY RISK LINE (the "Credit Facility C").

MAXIMUM AMOUNT:      $2,500,000 (Notional Risk Content).

PURPOSE: For interest rate, foreign exchange, and commodity price risk management.

AVAILABILITY:        Variable risk  management  products,  including swaps and
                     forwards. Maximum term 48 months, subject to Bank availability.

REPAYMENT:           Settlement  as  per  contract  maturities,  payable  from
                     corporate cashflow.

EVIDENCE OF DEBT:    Executed Treasury  contracts and/or ISDA Master Agreement
                     with appropriate annexes and/or the records of the Bank.

                     FOR ALL CREDIT FACILITIES

RENEWAL AND
COMMITMENT FEE:      $15,000.  $2,500  already  collected and $12,500  payable
                     upon provision of this Offering Letter. This fee includes the Bank's engineering expenses incurred for this financing.

CONDITIONS:          1. The Bank and  Borrower  agree  that the giving of CCIL
                        Indebtedness Default Notice or notice of default to the Borrower under the CCIL Indebtedness as referred to in the Subordination Agreement dated August 20, 1996 between the Bank, the Borrower, and Citicorp Capital Investors Ltd. (ACCIL@) shall be deemed an event of default under the Offering Letter and the security granted by the Borrower to the Bank.

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 4

                     2. The Borrower shall give prior written notice to the Bank of any change to the expiry date of the Warrants that have been issued by the Borrower to CCIL.


CONDITIONS
PRECEDENT:           Prior to additional advances under the Credit Facilities,
                     the Borrower shall have provided to the Bank:

                     1. A Revolving Demand Credit Agreement in the face amount
                        of $40,000,000 duly executed and delivered to the Bank by the Borrower.

                     2. All Security, denoted in the Security To Be Obtained
                        section, shall be duly completed, authorized, executed, and delivered by the Borrower to the satisfaction of the Bank and its counsel and registered where applicable.

                     3. Evidence of closing of the petroleum property
                        acquisition from Spruce Hills, including a copy of the executed purchase and sale agreement and any related conveyance.

                     4. For advances under the Credit Facility B, conditions
                        precedent to funding will be as follows:

                        i) Copy of the  executed  purchase  and sale  agreement
                           and any related conveyance, as applicable; and
                        ii)   Variable Rate Demand Promissory Note.

SECURITY:            The following security shall be completed, duly executed,
                     delivered and registered, where necessary, to the entire satisfaction of the Bank and its counsel. All present and future security (the ASecurity@) and the terms thereof shall be held by the Bank as Security for the repayment of all loans and advances made hereunder and for other loans and advances that may be made from time to time in the future whether hereunder or otherwise.

                     HELD:
                     1. Accepted Offering Letter dated April 16, 1998.

                     2. General Assignment of Book Debts registered in the
                        provinces of Alberta, Saskatchewan, and Manitoba.

                     3. Registered First Fixed and Floating Charge Debenture, in
                        a face amount of $2,500,000, over all assets of the Borrower with a fixed charge on the main producing oil and gas properties of the Borrower.

                     4. Registered Supplemental Debenture, in a face amount of
                        $5,000,000. Providing additional fixed charges over major producing properties.

                     5. Registered Supplemental Debenture, in a minimum face
                        amount of $15,000,000, providing additional fixed charges over major producing oil and gas properties acquired from Cody Energy Canada.

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 5

                     6. Registered Supplemental Debenture, in a face amount of
                        $50,000,000 over all assets of the Borrower, with a Negative Pledge to provide fixed charges over additional major producing petroleum properties of the Borrower at the request of the Bank.

                     7. Subordination Agreement dated August 20, 1996 between
                        the Bank, the Borrower, and CCIL.

                     8. Evidence of Insurance, with the Bank shown as loss
                        payee.

                     9. Assignment of material contracts, as applicable.

                    10. Title Opinion and/or Officer=s Certificate as to Title
                        on major petroleum properties.

                    11. Legal opinion of the Bank=s counsel.

                     TO BE OBTAINED

                     1. Accepted Offering Letter dated June 25, 1998.

                     2. Appropriate title representation on petroleum properties of Spruce Hills.


REPRESENTATIONS
AND WARRANTIES:      The Borrower represents and warrants to the Bank that:

                     1. It has been duly incorporated and is in good standing
                        under the legislation governing it, and it has the powers, permits, and licenses required to operate its business or enterprise and to own, manage, and administer its property;

                     2. This Offering Letter constitutes, and the Security and
                        related agreements will constitute, legal, valid, and binding obligations of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and to the availability of equitable remedies;

                     3. The Borrower has the right to pledge, charge, mortgage, or lien its assets in accordance with the Security contemplated by this Agreement;

                     4. The Borrower is presently in good standing under, and
                        shall duly perform and observe, all material terms of all documents, agreements, and instruments affecting or relating to the petroleum assets of the Borrower;

                     5. There has been no adverse material change in the
                        financial position of the Borrower since the date of its most recent financial statements dated March 31, 1998, which were furnished to the Bank. Such financial statements fairly present the financial position of the Borrower at the date that they were drawn up. The Borrower does not foresee incurring any major liability which it has not already disclosed to the Bank;

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 6


                     6. It is not involved in any dispute or legal proceedings
                        likely to materially affect its financial position or its capacity to operate its business;

                     7. It is not in default under the contracts to which it is a party or under the applicable legislation and regulations governing the operation of its business or its property, including, without limitation, all Environmental Requirements subsequently stated in Environmental Obligations.
REPORTING
REQUIREMENTS:        The Borrower shall submit to the Bank:

                     1. Quarterly  production  and  operating  revenue  reports within 60 calendar days of each quarter end;

                     2. Quarterly unaudited financial statements within 60
                        calendar days of each fiscal quarter end;

                     3. Annual audited consolidated financial statements within
                        120 calendar days of each fiscal year end;

                     4. Annual independent engineering report on the petroleum
                        properties of the Borrower within 120 calendar days of each fiscal year end, prepared by a firm acceptable to the Bank; and

                     5. Any other information the Bank may reasonably require.

AFFIRMATIVE
COVENANTS:           The Borrower shall:

                     1. Carry on business and operate its petroleum properties
                        in accordance with good practices consistent with accepted industry standards and pursuant to applicable agreements, regulations, and laws;

                     2. Maintain corporate existence and comply with all
                        applicable laws;

                     3. Comply with all regulatory bodies and provisions
                        regarding environmental procedures and controls;

                     4. Upon reasonable notice, allow the Bank access to visit
                        and inspect the Borrower's assets;

                     5. Maintain adequate and appropriate insurance on the
                        Borrower's assets including protection against public liability, blow-outs, and "all-risk" perils; and

                     6. Inform the Bank of any event or action which would have a material adverse impact on the Borrower's operational or financial affairs, including but not limited to the sale of assets, guarantees, funded debt from other lenders, or alteration of type of business.
NEGATIVE
COVENANTS:           The Borrower  shall not without the prior  approval of the
                     Bank, not to be unreasonably

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 7

                      withheld:

                     1. Merge, amalgamate, or consolidate;

                     2. Reduce or distribute capital or pay dividends or redeem or repurchase common or preferred shares or pay management fees or other remuneration to Southern Mineral Corporation ("SMC") or SMC's other subsidiaries;

                     3. Incur further secured indebtedness, pledge or encumber
                        assets, or guarantee the obligations of others;

                     4. Pledge or encumber assets that would rank ahead of or
                        pari passu with the Bank's Security; or

                     5. Sell or dispose of any assets subject to the Bank's
                        security except as may be allowed by the terms of the Bank's security.

ENVIRONMENTAL
OBLIGATIONS:         1. The  Borrower  shall  comply with the  requirements  of all legislative and regulatory environmental provisions (the "Environmental Requirements") and shall at all times maintain the authorizations, permits, and certificates required under these provisions.

                     2. The Borrower shall immediately notify the Bank in the
                        event a contaminant spill or emission occurs or is discovered with respect to its property, operations or those of any neighbouring property. In addition, it shall report to the Bank forthwith any notice, order, decree, or fine that it may receive or be ordered to pay with respect to the Environmental Requirements relating to its business or property.

                     3. At the request of and in accordance with the conditions set forth by the Bank, the Borrower shall, at its own cost, provide any information or document which the Bank may require with respect to its environmental situation, including any study or report prepared by a firm acceptable to the Bank. In the event that such studies or reports reveal that any Environmental Requirements are not being respected, the Borrower shall effect the necessary work to ensure that its business and property comply with the Environmental Requirements within a period acceptable to the Bank.

                     4. The Borrower undertakes to indemnify the Bank for any
                        damage which the Bank may suffer or any liability which it may incur as a result of any non-compliance with Environmental Requirements.

                     5. The provisions, undertakings, and indemnification set
                        out in this section shall survive the satisfaction and release of the Security and payment and satisfaction of the indebtedness and liability of the Borrower to the Bank pursuant to the terms hereof.

EVENTS OF DEFAULT:   Notwithstanding  that  the  Credit  Facilities  are  on  a demand basis, and without prejudice to the Bank's rights thereby the following shall be considered Events of Default, upon

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 8


                     the occurrence of which the Bank may choose, in its sole discretion, to cancel all credit availability and to demand repayment of the Credit Facilities in full, together with outstanding accrued interest and, without prejudice to the Bank's other rights and remedies, the Bank's Security shall become enforceable.

                     1. Default in payment of principal or interest when due.

                     2. Any material Representation or Warranty which proves to be untrue.

                     3. Failure to observe or comply with any Affirmative or
                        Negative Covenant, condition, or term as outlined herein, or in any Security document or underlying agreements delivered pursuant hereto and following notice from the Bank of such failure, this default remains unrectified for a period of 30 days.

                     4. In the opinion of the Bank, acting reasonably, a
                        material adverse change in the financial condition of the Borrower to the operation of the Borrower's assets has occurred.

                     5. If a petition is filed, an order is made or a resolution passed, or any other proceeding is taken for the winding up, dissolution, or liquidation of the Borrower.

                     6. If proceedings are taken to enforce any encumbrance on
                        the assets of the Borrower having a value in the aggregate greater than $250,000, excepting as long as such proceedings are being contested in good faith by the Borrower and security satisfactory to the Bank has been provided to the Bank.

                     7. If the Borrower ceases or threatens to cease to carry on its business, or if proceedings are commenced for the suspension of the business of the company, or if any proceedings are commenced under the Companies Creditors Arrangements Act or under the Bankruptcy and Insolvency Act (including filing a proposal or notice of intention), or if the Borrower commits or threatens to commit an act of bankruptcy, or if the Borrower becomes insolvent or bankrupt or makes an authorized assignment pursuant to the Bankruptcy and Insolvency Act, or a bankruptcy petition is filed by or presented against the Borrower.

                     8. If proceedings are commenced to appoint a receiver,
                        receiver/manager, or trustee in respect of the assets of the Borrower by a court or pursuant to any other agreement.

COSTS: All reasonable third party expenses incurred by the Bank in connection with the Credit Facilities are for the account of the Borrower including, but not limited to, legal fees (on a solicitor and own client basis) and future engineering fees.

CHANGE OF LAWS: The Bank reserves the right to revise the conditions contained herein upon 30 days prior notice, if and when any charges, levies, assessments ,or other impositions whatsoever are imposed by a competent governmental authority with respect to the services offered herein.

CURRENT ACCOUNTS: The Borrower shall open and maintain its current accounts at the Calgary Branch of the Bank through which it shall conduct all of its banking activities.

GENERAL: Time is of the essence. The Borrower shall do all things and execute all documents

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 9

                     deemed necessary or appropriate by the Bank for the purposes of giving full force and effect to the terms, conditions, undertakings, and security granted or to be granted hereunder.

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 10

PERSONAL PROPERTY
SECURITY ACT ("PPSA")
REQUIREMENTS:        The Borrower  hereby waives the  requirement  for the Bank to provide copies of PPSA registrations, verification statements, or financing statements undertaken by the Bank.

                     The Borrower hereby agrees to provide to the Bank written notice of a change in name or address immediately.

GOVERNING LAW:       This  Offering  Letter shall be construed  and governed in accordance with the laws of the Province of Alberta.

INTERIM REVIEW:      To be undertaken by September 30, 1998.

REVIEW DATE:         The Credit  Facilities  may be  reviewed  periodically  by the Bank, the next review being scheduled on or before April 30, 1999.

EXPIRY DATE:         This  Offering  Letter is open for  acceptance  until June
                     26, 1998, at which time it will expire unless extended by mutual consent.

If the foregoing terms and conditions are acceptable, please sign both copies of this Offering Letter and return one copy to the Bank by the expiry date.

National Bank of Canada appreciates the opportunity of providing this increased commitment to Neutrino Resources Inc. We look forward to a continuing and mutually beneficial relationship.


Yours truly,

NATIONAL BANK OF CANADA



Timothy D. Bacon                    Henry A. Dethmers
Manager                             Senior Manager
Corporate and Energy Group          Corporate and Energy Group


AGREED AND ACCEPTED this ____ day of June, 1998.

NEUTRINO RESOURCES INC.


PER:_____________________________
                                                                (CORPORATE SEAL)

PER:_____________________________

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 11

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 12

                                   APPENDIX A

ADMINISTRATION:      Corporate and Energy Group Manager:    Timothy D. Bacon
                     National Bank of Canada    Telephone:  (403) 294-4994
                     #600, 407 - 8th Avenue SW  Facsimile:  (403) 294-4993
                     Calgary, Alberta
                     T2P 1E5

                     Ms. Leslie Stewart         BA Bookings;
                     Administration Officer     Syndicate Administration;
                     (403) 294-4978             Loan/Account Balances; General.

                     Mrs. Donna Calafatis       Current Account Documents;
                     Senior Clerk               L/C/Gs;
                     (403) 294-4992             MasterCard BusinessCard;
                                                Loan/Account Balances.

BRANCH:              Calgary Branch             Manager:    Mr. Darrell Stelmack
                     National Bank of Canada                Telephone: (403)
                     401 - 8th Avenue SW                    294-4931
                     Calgary, Alberta       Facsimile:      (403) 294-4965
                     T2P 1E4

                     Ms. Debbie Beules          Current Account Documents;
                     Manager, Administration    Safety Deposit Boxes; General.
                                                (403) 294-4972

                     Mr. Fraser Brooks/
                     Ms. Elizabeth Weber        Foreign Exchange; Bank
                     (403) 294-4915/            Confirmations
                     (403) 294-4907             Money Orders/Bank Drafts;
                                                General.

                     Ms. Celine Anderson        Term  Deposits; RRSPs; GICs;
                     Manager, Investments       Investment BAs.
                     (403) 294-4909

OTHER:               Treasury & Financial       Sales Representative
                     Markets                    Ms. Dolsie Doodha
                     National Bank of Canada    Telephone: 1-888-495-3146
                     150 York Street- 4th Floor Facsimile: (416)864-7808 Toronto, Ontario
                     M5M 3A9

                     International - Commercial Manager: Mr. Vaughn Wright
                     Operations                 Telephone: 1-800-755-6935
                     National Bank of Canada    Facsimile: (604) 661-5523
                     Suite 200 - 555 Burrard
                     Vancouver, British Columbia
                     V7X 1M7

PAYROLL SERVICES:    Western Canada Region      Sales Representative
                     National Bank of Canada    Mr. Michael Kushner
                     #600, 407 - 8th Avenue SW  Telephone: (403) 294-4963
                     Calgary, Alberta           Facsimile: (403) 294-4993
                     T2P 1E5

Neutrino Resources Inc.
RE: Offering Letter
June 25, 1998                                                           Page 13